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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 30, 2002


                                 Sheldahl, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)

         0-45                                       41-0758073
(Commission File Number)                           (IRS Employer
                                                Identification No.)


                               1150 Sheldahl Road
                           Northfield, Minnesota 55057
              (Address of Principal Executive Offices and Zip Code)


                                 (507) 663-8000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.   Disposition of Assets.

     On August 30, 2002, Sheldahl completed the sale of substantially all of its assets to Northfield Acquisition Co., a newly formed corporation owned and controlled by affiliates of Sheldahl's three largest shareholders, Molex Incorporated, Morgenthaler Partners and Ampersand Ventures. The sale was approved by the Bankruptcy Court on August 21, 2002 in connection with Sheldahl's Chapter 11 reorganization filed on April 30, 2002.

     Northfield Acquisition paid a purchase price of approximately $18 million which was used primarily to satisfy obligations to Wells Fargo Bank, N.A., release other secured claims applicable to the transferred assets, cure defaults on assigned contracts and leases and establish a $927,000 fund for unsecured creditors. The sale did not result in any residual value for preferred or common shareholders of Sheldahl.

     On August 30, 2002, Sheldahl issued a press release in connection with the foregoing, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          None

     (b)  Pro forma financial information:

          None

     (c)  Exhibits: See Exhibit Index on page following Signatures.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SHELDAHL, INC.


                                      By /s/ Benoit Pouliquen
                                         -------------------------------------
Date: September 6, 2002                  Benoit Pouliquen
                                         President and Chief Executive Officer

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                                  EXHIBIT INDEX

                                 Sheldahl, Inc.
                             Form 8-K Current Report

Exhibit
Number      Description
------      -----------

99.1        Press Release regarding Sale of Assets